PAGE NO. 17
WAVERLY, INC.

                                   EXHIBIT 3(II)

                                      BY-LAWS
                                        OF
                                   WAVERLY, INC.

                                     ARTICLE I.

                                   Stockholders

         Section 1. Annual Meetings; Quorum. The annual meeting of the stockholders of the Corporation shall be held at such hour and place and on such date within the period beginning on April 20th and ending on May 20th of each year as may be fixed by the Board of Directors. Not less than ten nor more than ninety days written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of Article X hereof. The business to be transacted at the annual meetings shall include the election of directors, consideration and action upon the reports of officers and directors and any other business within the power of the Corporation. All annual meetings shall be general meetings. A majority of the outstanding shares of common stock shall constitute a quorum for the transaction of business.

        Section 2. Special Meetings called by Chairman of the Board, the President, or Board of Directors. At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chairman of the Board, the President, or by a majority of the Board of Directors, upon ten days written or printed notice, stating the place, day and hour, of such meeting and the business proposed to be transacted thereat. Such notice shall be given in the manner provided in Section 1 of Article X. No business shall be transacted at any special meeting except that named in the notice.

        Section 3. Special Meeting called by Stockholders. It shall be the duty of the President or Secretary to call forthwith a special meeting of the stockholders upon the request in writing by the holders of twenty-five percent or more of all shares outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

        Section 4. Removal of Directors. At any special meeting of the stockholders called in the manner provided for by this Article, the stockholders, by a vote of not less than 80% of all shares of stock outstanding and entitled to vote for the election of directors, may remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the remainder of the unexpired term or terms.


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WAVERLY, INC.

         Section 5. Voting; Proxies; Record Date. At all meetings of stockholders, any stockholder shall be entitled to vote by proxy. Such proxy shall be in writing and signed by the stockholder or by his duly authorized attorney in fact. It shall be dated but need not be sealed, witnessed or acknowledged. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Section 4 of Article IX.

         Section 6. Quorum. If at any annual or special meeting of stockholders a quorum shall fail to attend, a majority in interest attending in person or by proxy may adjourn the meeting from time to time, to date not more than 120 days after the original record date, and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called.

         Section 7. Filing Proxies. At all meetings of stockholders, the proxies shall be filed with and be verified by the Secretary of the Corporation, or if the meeting shall so decide, by the Secretary of the meeting.

         Section 8. Place of Meetings. All meetings of stockholders, shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may be fixed by the Board of Directors and designated in the Notice.

                                    ARTICLE II.

                                    Directors

         Section 1. Powers.  The Board of  Directors  shall have the control and management of the affairs, business and properties of the Corporation. They shall have and exercise in the name of the Corporation and on behalf of the Corporation all the rights and privileges legally exercisable by the Corporation, except as otherwise provided by law, by the Charter or by these By-Laws. A director need not be a stockholder.

         Section 2. Number; Term of Office; Removal. The number of directors of the Corporation shall be the number stated in the Charter; provided, however, that such number may be increased or decreased from time to time by vote of the Board of Directors to a number not exceeding eighteen (18). The Board of Directors shall be divided into three classes, Class A, Class B and Class C, the members of each class to have three-year terms. Those directors elected at the annual meeting of stockholders on April 29, 1991, shall have the classifications and shall serve for the terms set forth in the amendments to the Corporation's Charter approved at said meeting, and thereafter the terms of one class of directors shall expire at each annual meeting and their successors shall be elected to terms of three years each. A director may be removed from office as provided in Article I, Section 4 of these Bylaws. Any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain the number of


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PAGE NO. 19
WAVERLY, INC.

directors in each class as nearly equal as practicable, and in no case shall a decrease in the number of directors shorten the term of any incumbent director.

         Section 3. Vacancies. Any vacancy on the Board of Directors caused by the removal of a director may be filled by the stockholders in the manner provided in Article I, Section 4 of these Bylaws. Any vacancy occurring for any reason other than a removal or an increase in the number of directors may be filled by the affirmative vote of at least 80% of the directors remaining in office who have been in office for at least two years, or since the date of the 1991 annual meeting, even if such number is less than a quorum. A vacancy occurring by reason of an increase in the number of directors may be filled by the affirmative vote of 80% of the entire Board of Directors who have been in office for at least two years or since the date of the 1991 annual meeting. Any successor to fill a vacancy shall serve the unexpired term of the director whose absence has caused the vacancy.

         Section 4. Organization Meetings; Regular Meetings. The Board shall meet for the election of officers and any other business as soon as practicable after the adjournment of the annual meeting of stockholders. No notice of the organization meeting shall be required if it is held at the same place, and immediately following the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held at such intervals as the Board may from time to time prescribe, provided notice shall be given of the establishment of, and any change in the schedule of regular meetings.

         Section 5. Special Meetings. Special meetings of the Board may be called by the President, or by a majority of the directors. If notice is given by personal delivery, by telephone or by wire, twenty-four hours notice, or such shorter period as a majority of the Board shall approve, shall suffice; if notice is given by mail, four days notice shall be required.

         Section 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but such number may be decreased or increased at any time or from time to time by vote of a majority of the entire Board to any number not less than two directors or not less than one-third of the directors, whichever is greater.

         Section 7. Place of Meetings. Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party making the call.

         Section 8. Rules and Regulations. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with the laws of the State of Maryland or these By-Laws or the Charter.


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WAVERLY, INC.

         Section 9. Compensation. The directors, as such, may receive a stated salary for their services or a fixed sum and expenses of attendance may be allowed for attendance and each stated salary or attendance fee shall be determined by resolution of the Board unless the stockholders have adopted a resolution relating thereto, provided that nothing herein contained shall be construed to preclude a director from serving in any other capacity and receiving compensation therefor.

         Section 10. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the Board.

       Section 11. Eligibility. With the exception of any Director who had already reached his 70th birthday on January 1, 1990, the normal retirement date for any director shall be the annual meeting for the election of directors following his or her seventieth birthday.

                                   ARTICLE III.

                                    Committees

         Section 1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than seventeen members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of the Executive Committee or fill vacancies therein, amend the By-Laws, or affirm any merger or share exchange that does not require stockholder approval. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

         Section 2. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board.

         Section 3. Rules of Procedure. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action.


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WAVERLY, INC.

         Section 4. Directors Emeriti. Any Director who has served as such for twenty years or more may, upon his resignation or retirement, be designated by the Board of Directors as a Director Emeritus. All Directors Emeriti shall receive notice of all meetings of the Board, shall have the privilege of attending all its meetings and the right to participate in its deliberations, but shall have no vote on any question.

                                    ARTICLE IV.

                                     Officers

         Section 1. In General. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and whenever deemed advisable by the Board, a Chairman of the Board, a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, or any of said last mentioned officers. All of said officers shall be chosen by the Board of Directors, and except officers holding contracts for fixed terms, shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. The Chairman of the Board and the President shall be chosen from among the Directors. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees, with such powers and duties as they may deem proper.

         Section 2. Chairman of the Board. The Chairman of the Board, if one is elected, shall have the responsibility for the implementation of the policies of the Board of Directors, for planning and recommending the policies and procedures of the Corporation, and for such other duties as the Board of Directors shall prescribe. He shall submit a report of the operation of the Corporation for the year and of the state of its affairs as of the last day of the last month of the preceding fiscal year to the shareholders at or before their annual meeting and shall from time to time report to them all matters within his knowledge which the interest of the Corporation may require to be brought to their notice. He shall preside over the meetings of the Board and of the stockholders at which he is present.

Section 3. President. In the absence of a Chairman of the Board, the President shall preside at all meetings of the Board and the stockholders. He shall have the general management and direction of the Corporation's business in all departments and he shall perform such other duties


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PAGE NO. 22
WAVERLY, INC.

as the Board of Directors may direct. The President's duties shall be construed to cover the authority to endorse stock certificates and to sign other documents representing investments and if necessary to sell or otherwise dispose of the same.

         Section 4. Executive Vice President and Other Vice Presidents. The Executive Vice President, if there be one, shall have all the powers and perform all the duties of the President in case of his absence or inability to act. The Board of Directors shall designate the order of succession of other Vice Presidents in case both the President and Executive Vice President are absent or unable to act. They shall perform such other duties as the Board of Directors may direct.

         Section 5. Treasurer. The Treasurer shall have general supervision over the finances of the Corporation and its contracts. He shall perform such other duties as may be assigned to him by the Board of Directors. He shall furnish Bond, if required by the Board of Directors (which may be a blanket bond) with such surety and in such penalty for the faithful performance of his duties as the Board of Directors may from time to time require, the cost of such Bond to be defrayed by the Corporation.

        Section 6. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors; and shall attend to the giving and serving of all notices of the Corporation required by law or these By-Laws. He shall maintain at all times in the principal office of the Corporation at least one copy of the By-Laws with all amendments to date, and shall make the same, together with the minutes of the meetings of the stockholders, the annual statement of the affairs of the Corporation and any voting trust agreement on file at the office of the Corporation, available for inspection by any officer, director or shareholder during the usual business hours. He shall perform such other duties as may be assigned to him by the Board of Directors.

Section 7. Comptroller, Assistant Treasurer and Assistant Secretaries. The Comptroller, Assistant Treasurer, and Assistant Secretaries shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

        Section 8. Substitutes. The Board of Directors may from time to time in the absence of any one of said officers, or at any other time, designate any other person or persons, on behalf of the Corporation, to sign any contracts, deed, notes, or other instruments in the place and stead of any of said officers, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of this Corporation as fully as if executed by any regular officer.

        Section 9. Divisions and Divisional Titles. The Board of Directors shall have the power and authority to designate any one or more segments of its business as "Divisions" and to confer upon selected employees divisional titles, including but not limited to the titles of President,


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WAVERLY, INC.

Vice President or General Manager. The compensation of such divisional officers shall be fixed by the Board, and they shall serve at its pleasure, provided that the Board may delegate to the Executive Committee or the President the authority to fix the conditions of office and compensation of divisional officers other than those who are also corporate officers. Divisional officers shall not be deemed officers of the Corporation unless specifically elected as such by the Board.

                                   ARTICLE V.

                                  Resignation.

         Any director or officer may resign his office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE VI.

                             Commercial Paper, Etc.

         All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser, otherwise, and all assignments and transfers of stock, contracts or written obligations of the Corporation, and all negotiable instruments shall be made in the name of the Corporation, and shall be signed by the President, the Treasurer or such other person or persons as the Board of Directors may from time to time designate.

                                  ARTICLE VII.

                                  Fiscal Year.

         The fiscal year of the Corporation shall cover such period of twelve months as the Board of Directors may determine. In the absence of any such determination the accounts of the Corporation shall be kept on a calendar year basis.


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WAVERLY, INC.

                                  ARTICLE VIII.

                                      Seal.

             The seal of the Corporation shall be a disc inscribed with the name of the Corporation, and the State of Maryland and the word "SEAL". The Secretary or Treasurer or any Assistant Secretary or any Assistant Treasurer, shall have the right and power to attest to the Corporate Seal.

                                    ARTICLE IX.

                       Miscellaneous Provisions - Stock.

         Section 1. Issue. All certificates of stock shall be signed by the Chairman of the Board or by the President or any Vice President, and countersigned by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, and sealed with the seal of the Corporation. These signatures of the Corporation's Officers and its Corporate Seal appearing on stock certificates may be facsimiles if each such certificate is authenticated by the manual signature of an Officer of a duly authorized Transfer Agent.

         Section 2. Transfers. No transfers of stock shall be recognized for binding upon the Corporation until recorded on the books of the Corporation upon surrender and cancellation of certificates for a like number of shares.

         Section 3. Form of Certificates; Procedure. The Board of Directors shall have power and authority to determine the form of stock certificate (except insofar as prescribed by law), and to make all such rules and regulations, as they deem expedient concerning the issue, transfer and registration of said certificates, and to appoint one or more transfer agents and/or registrars to countersign and register the same.

         Section 4. Record Dates for Dividends and Stockholder's Meetings. The Board of Directors may fix the time, not exceeding twenty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock, or the Board of Directors may fix a date not exceeding sixty days preceding the date of any meeting of stockholders, and dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders the record date shall be fixed not less than ten days prior to the date of the meeting.


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         Section 5. Lost Certificates. In case any certificate of stock is lost, mutilated, or destroyed, the Board of Directors may issue a new certificate in place thereof, upon indemnity to the Corporation against loss and upon such other terms and conditions as the Board of Directors may deem advisable.

       Section 6. Inapplicability of Maryland Control Share Statute. The acquisition of shares of voting stock of the Company by any existing or future shareholders or their affiliates or associates shall be exempt from all of the provisions of Subtitle 7 (entitled "Voting Rights of Certain Control Shares") of Title 3 of the Maryland General Corporation Law, as amended.

                                  ARTICLE X.

                                    Notice.

         Section 1. Notice to Stockholders. Whenever by law or these By-Laws, notice is required to be given to any stockholder, such notice may be given to each stockholder by leaving the same with him at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation. Such leaving or mailing of notice shall be deemed the time of giving such notice.

         Section 2. Notice to Directors and Officers. Whenever by law or these By-Laws notice is required to be given to any Director or Officer, such notice may be given in any one of the following ways: by personal notice to such Director or Officer, by telephone communication with such Director or Officer personally, by wire, addressed to such Director or officer at his then address or at his address as it appears on the books of the Corporation, or by depositing the same in writing in the post office or in a letter box in a postpaid, sealed wrapper addressed to such Director or Officer at his then address or at his address as it appears on the books of the Corporation; and the time when such notice shall be mailed or consigned to a telegraph company for delivery shall be deemed to be the time of the giving of such notice.

         Section 3. Waiver of Notice. Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these By-Laws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.


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WAVERLY, INC.

                                  ARTICLE XI.

                     Voting of Stock in other Corporations.

         Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President or a Vice President or by proxy or proxies appointed by the President or a Vice President, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the Directors.

                                   ARTICLE XII.

                                   Amendments.

         These Bylaws may be altered, repealed or suspended by a majority of the entire Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose. They may also be altered, repealed or suspended by a vote of not less than 80% of all shares of stock outstanding and entitled to vote. The directors shall have no power to alter, repeal or suspend this Article.

As amended through
April 29, 1991


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